Exhibit 99.1

AERWINS Appoints Katie Field and Pavan Gill to Board of Directors

Tokyo, Japan – May 26, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, announced today the appointment of Katie Field and Pavan Gill as independent directors of the Company on May 22, 2023.

With a career spanning both the private and public sectors, Katie Field brings a wealth of experience and expertise in strategy consulting and executive leadership. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed in 2018. Ms. Field holds an MBA from Columbia Business School and a BA with honors from Stanford University.

Pavan Gill brings a wealth of experience and expertise in civil construction, environmental management, and innovative product implementation to AERWINS. As an engineer, Mr. Gill has managed numerous high-value projects, demonstrating his strong project management skills and ability to deliver exceptional results. Throughout his career, Pavan Gill has been involved in various key projects, including the Shell Waterton butte sump reclamation project, the TC Energy Station 92 compressor station demolition and remediation, the City of Calgary Kensington Manor demolition, the TC Energy Buffalo Creek compressor station installation and remediation, and the TC Energy Wolf Lake compressor station demolition. His extensive experience in managing multi-disciplinary teams, overseeing project schedules and budgets, and ensuring regulatory compliance has contributed to the success of these projects. Additionally, Mr. Gill’s keen understanding of emerging technologies and their practical applications will be invaluable in driving AERWINS’ commitment to innovation and further advancing its position as a leader in the industry.

As independent directors, Ms. Field and Mr. Gill will provide strategic guidance and contribute to the decision-making process within the Board of Directors. Their deep understanding of business strategy and expertise in various industries, including those parallel to AERWINS domain, will be instrumental in shaping AERWINS’ future direction and expansion plans.

“We are excited to welcome Katie Field and Pavan Gill to the AERWINS team as Independent directors,” said Taiji Itoh, Chief Executive Officer of AERWINS Technologies Inc. “Ms. Field’s extensive experience in strategic consulting and her executive leadership roles in both public and private sectors will greatly benefit our company as we continue to navigate the public market journey. Mr. Gill’s extensive experience in project management, coupled with his strong engineering background, will greatly enhance our ability to execute strategic initiatives and drive sustainable growth. We are confident that their combined valuable insights and perspectives will contribute to our continued growth and success in the air mobility industry.”

The appointment of Katie Field and Pavan Gill as an Independent directors reinforces AERWINS’ commitment to assembling a diverse and highly experienced board that can provide strategic guidance and governance oversight as the company continues to grow and expand its presence in the air mobility market.

Effective May 22, 2023, Steve Iwamura resigned as a member of the Board. Taiji Itoh, Chief Executive Officer of AERWINS commented, ‘During his tenure as a director of the Company, Mr. Iwamura has provided valuable insight and assistance especially in the areas of corporate governance and audit. We are grateful for his contributions to the Company, and we wish him good fortune in future business endeavors.’

About XTURISMO

XTURISMO Limited Edition was developed by AERWINS. It is a manifestation of the dream of air mobility that endeavors to create a completely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes that it has a wide range of practical possibilities, both in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment.

XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021, and orders are now being accepted. XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official website: https://aerwins.us/xturismo/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/xturismo_official/

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, COSMOS*, and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

*COSMOS: Centralized Operating System for Managing Open Sky

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in AERWINS’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond AERWINS’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects AERWINS’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. AERWINS assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts

PR Inquiries

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com